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                                                                    EXHIBIT 5.01



                                 June 3, 1997



Excite, Inc.
1091 N. Shoreline Boulevard
Mountain View, CA  94043

Gentlemen/Ladies:

         At your request, we have examined the Registration Statement on Form S-1 (the "Registration Statement") originally filed by you with the Securities and Exchange Commission (the "Commission") on March 3, 1997 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,900,000 shares of your Common Stock (the "Stock").

         In rendering this opinion, we have examined the following:

         (1) the Registration Statement, together with the Exhibits filed as a part thereof;

         (2) the Prospectus prepared in connection with the Registration Statement;

         (3) the minutes of meetings and actions by written consent of the shareholders and Board of Directors that are contained in your minute books;

         (4) the stock records for you that you have provided to us (consisting of a list of shareholders issued by your transfer agent, The First National Bank of Boston, and a list of option and warrant holders respecting your capital stock that was prepared by you and dated March 31, 1997); and

         (5) a Management Certificate addressed to us and dated of even date herewith executed by the Company and certain of its officers containing certain factual representations.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of




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Excite, Inc.
June 3, 1997
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the information obtained from public officials and records included in the documents referred to above. We have made no independent investigations or other attempts to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinions expressed herein are not accurate.

         Based upon the foregoing, it is our opinion that the 2,9000,000 shares of Stock to be issued and sold by you, when issued and sold in the manner referred to in the Prospectus associated with the Registration Statement (the "Prospectus"), will be legally issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                            Very truly yours,



                                            FENWICK & WEST LLP